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                                                                      Exhibit F

                             JOINT FILING AGREEMENT

                  In accordance with Rule 13d-1(k)(1)(iii) of the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the Common Stock, par value $0.02 per share, of IFX Corporation, and further agree that this Agreement shall be included as an Exhibit to such joint filing.

                  The undersigned further agree that each party hereto is responsible for timely filing of such statement on Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein; provided that no party is responsible for the completeness or accuracy of the information concerning the other parties, unless such party knows or has reason to believe that such information is inaccurate.

                  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original instrument, but all of such counterparts together shall constitute but one agreement.

                  In evidence thereof the undersigned, being duly authorized, hereby execute this Agreement this 26th day of June, 2000.


                                   UBS CAPITAL AMERICAS III, L.P.
                                       By: UBS Capital Americas (LA-Advisor) LLC


                                   By:  /s/ Charles W. Moore
                                       --------------------------------
                                            Name:   Charles W. Moore
                                            Title:  Principal


                                   By:  /s/ Marc Unger
                                        --------------------------------
                                            Name:   Marc Unger
                                            Title:  Chief Financial Officer



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                                   UBS CAPITAL JERSEY CORPORATION II,
                                     LTD.


                                   By: /s/ Derek Smith
                                       -----------------------------------------
                                            Name:  Derek Smith
                                            Title: Director


                                   By: /s/ Andrew Evans
                                       -----------------------------------------
                                            Name:  Andrew Evans
                                            Title: Director


                                   UBS CAPITAL AMERICAS (LA-ADVISORS)
                                   LLC


                                   By: /s/ Charles W. Moore
                                       -----------------------------------------
                                            Name:  Charles W. Moore
                                            Title: Principal



                                   By: /s/ Marc Unger
                                       -----------------------------------------
                                            Name:  Marc Unger
                                            Title: Chief Financial Officer


                                   UBS AG


                                   By: /s/ Robert Mills
                                       -----------------------------------------
                                            Name:  Robert Mills
                                            Title: Managing Director



                                   By: /s/ Richard Capone
                                       -----------------------------------------
                                            Name:  Richard Capone
                                            Title: General Manager